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                                   LOAN AGREEMENT
                                   (Revolving Line)

                                                                      EXHIBIT 10
                                    LOAN AGREEMENT
                                   (Revolving Line)

         THIS AGREEMENT is made this  22ND  day of   JULY   1996, between R-B
RUBBER PRODUCTS, INC., a   CORPORATION   ("Borrower"), and Key Bank of Oregon,
an Oregon banking corporation ("Bank").

                                       RECITAL

         Borrower wishes to arrange a line of credit with Bank enabling
Borrower to borrow sums from time to time up to the principal amount of   ***ONE
HUNDRED THOUSAND AND NO/100***   DOLLARS ($100,000.00), and Bank and Borrower
now desire to evidence their agreement regarding such loan.

                                      AGREEMENT

         Therefore, Bank and Borrower agree as follows ("N/A" means not applicable):

                                  ARTICLE I  - LOAN

           SECTION 1.1 LOAN TERMS. Bank hereby opens a line of credit in favor of Borrower (the "Loan") whereby Borrower may borrow funds from Bank from time to time up to the lesser of the principal amount of $100,000.00 (the "Credit Limit") or the amount determined in either Section 1.1(a) or Section 1.1(b) below. The Loan is a revolving credit and Borrower may obtain advances against the loan during the Advance Period (defined below), repay any portion of the amount borrowed and re-borrow from time to time during the Advance Period.

         SECTION 1.1(A)  CONFORMING LINE TERMS.  If initialed here,___N/A___
    , the loan is evidenced by a Security And Loan Agreement dated the same date as this Agreement, substantially in the form of Exhibit A attached hereto, all terms of which are incorporated herein by this reference. Borrower may borrow up to the lesser of the Credit Limit or the maximum amount determined by the eligible collateral pursuant to the Security And Loan Agreement. If, as and when Borrower desires to borrow funds under the Loan, Borrower shall submit an advance request pursuant to the Security And Loan Agreement (an "Advance Request"). Any advance made in accordance with an Advance Request or the deposit by Bank of funds in Borrower's account with Bank in accordance with an Advance Request, shall be deemed conclusive evidence of the borrowing of such funds by Borrower pursuant to this Agreement. Borrower agrees to repay the Loan in accordance with the terms of the Security And Loan Agreement.

         SECTION 1.1.(B) NON-CONFORMING LINE TERMS.  If initialed here, the
Loan is evidenced by a Note dated the same date as this Agreement, substantially in the form of Exhibit A attached hereto, all terms of which are incorporated herein by this reference. Borrower may borrow up to the lesser of the Credit Limit or the amount equal to the sum of (a) 80 % of the value of all eligible
Accounts, plus (b)  50   % of all eligible inventory, with a $  250,000.00
inventory sub-limit. As used herein, the term "eligible Accounts" means all
Accounts, less (1) the amount of each account aged more than   60   days from
date of invoice, (2) Contra Accounts, (3) Concentrations at    N/A   %, (4)
Employee, affiliate or intercompany accounts, (5) Accounts having more than
10    % of the amount due in excess of    60    days from date of invoice, (6)
U.S. Government or Agency accounts unless specific assignment is allowed by Bank, (7) Accounts, including consignments, on which payment is contingent upon fulfillment of any condition whatsoever, (8) All other accounts which Bank, in good faith, determines to be ineligible. The term "Eligible Inventory" means all current and readily marketable inventory which is not subject to any other lien, claim or interest other than granted to Bank, valued at the lesser of invoice cost (less any discounts or rebates) or current wholesale market value. If, as and when Borrower desires to borrow funds under the Loan, Borrower shall submit an Advance Request to Bank for the amount to be funded or request funds in such other manner as may be permitted by Bank. Any advance made in accordance with an Advance Request or the deposit by Bank of funds in Borrower's account with Bank in


1-  LOAN AGREEMENT (Revolving Line)

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accordance with an Advance Request, shall be deemed conclusive evidence of the borrowing of such funds by Borrower pursuant to this Agreement.

           SECTION 1.2 PREPAYMENT. Borrower may prepay principal on the Loan without penalty.

           SECTION 1.3  PURPOSE. The proceeds of the Loan shall be used by
Borrower for the following purposes:      TO FUND STRATA SURFACING, INC., A
WHOLLY OWNED COMPANY OF R-B RUBBER PRODUCTS, INC.

           SECTION 1.4 SECURITY. As security for the Loan and all other indebtedness to Bank, Borrower has granted to Bank security interests of first priority pursuant to either the Security And Loan Agreement or other security agreements.

            SECTION 1.5 LINE FEE. Borrower shall pay to Bank a line fee pursuant to either the Security And Loan Agreement or the Note.

                     ARTICLE II - REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Bank, which representations and warranties shall be deemed to have been reaffirmed by Borrower as and when each Advance Request is submitted by Borrower:

           SECTION 2.1 LEGAL STATUS. Borrower is a CORPORATION duly organized and existing under the laws of the State of OREGON and is qualified to do business in all jurisdictions in which it conducts its business.

           SECTION 2.2 NO VIOLATION. The making and performance by Borrower of this Agreement does not violate any law or regulation applicable to Borrower or any term or provision of its articles of incorporation, or result in a breach of or constitute a default under any agreement, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

           SECTION 2.3 AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by Borrower, and is a valid and binding agreement of Borrower; and the Security And Loan Agreement or the Note issued hereunder by Borrower is a valid and binding obligation of Borrower, enforceable in accordance with its terms.

           SECTION 2.4 LITIGATION. There are no pending or threatened actions or proceedings before any court or administrative agency which may adversely affect the financial condition or operations of Borrower other than those heretofore disclosed by Borrower to Bank in writing.

           SECTION 2.5  FINANCIAL STATEMENT. The financial statement dated
MAY 31 , 1996, heretofore delivered by Borrower to Bank presents fairly the financial condition of Borrower, and has been prepared in accordance with generally accepted accounting principles consistently applied. As of the date of such financial statement, and since such date, there has been no material adverse change in the condition or operation of the Borrower, nor has the Borrower mortgaged, pledged or granted a security interest in or encumbered any of Borrower's assets or properties since such date.

           SECTION 2.6 INCOME TAX RETURNS. Federal tax returns of Borrower have been filed through Borrower's tax year ending ___________, 19__, and Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year subsequent to that date.

2-  LOAN AGREEMENT (Revolving Line)

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           SECTION 2.7  NO SUBORDINATION. The obligations of Borrower under this Agreement and the Security And Loan Agreement or Note are not subordinated to any other obligation of Borrower.

           SECTION 2.8 PERMITS, FRANCHISES. The Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts, and licenses required, and all trademark rights, trade names, trade name rights, patents, patent rights, and fictitious name rights necessary, to enable it to conduct the business in which it is now engaged, without conflict with the rights of others.

                         ARTICLE III  - CONDITIONS PRECEDENT

         The obligation of Bank to make any advance hereunder is subject to the fulfillment of the conditions of the Security And Loan Agreement or the Note issued hereunder and to the following conditions:

           SECTION 3.1 APPROVAL OF BANK COUNSEL. All legal matters incidental to each advance hereunder shall be satisfactory to counsel of Bank.

           SECTION 3.2 COMPLIANCE. The representations and warranties contained herein and in the Security And Loan Agreement or the Note shall be true on and as of the date of each advance made hereunder and under the Security And Loan Agreement or the Note with the same effect as though such representations and warranties had been made on and as of such date, and on each such date, no event of default as defined in the Security And Loan Agreement or the Note and Article VI herein (an "Event of Default") and no condition, event or act which, with the giving of notice or the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing or shall exist.

                          ARTICLE IV - AFFIRMATIVE COVENANTS

         Borrower covenants that so long as Borrower is indebted to Bank under this Agreement, and until the payment in full of advances made under the Security And Loan Agreement or the Note issued hereunder, Borrower will:

           SECTION 4.1 PUNCTUAL PAYMENT. Punctually pay the interest and principal of all advances made under the Security And Loan Agreement or the Note at the times and place and in the manner specified therein.

           SECTION 4.2 ACCOUNTING RECORDS. Maintain adequate books and accounts in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and inspect the properties of Borrower.

           SECTION 4.3  FINANCIAL STATEMENTS. Furnish Bank:

         (a) Not later than ___90___days after and as of the end of each fiscal year of Borrower, audited financial statements of Borrower, to include Balance Sheet, Profit and Loss Statement, Reconciliation of Capital Accounts, and ___FEDERAL TAX RETURNS; MONTHLY IN-HOUSE PREPARED FINANCIAL STATEMENTS___;

         (b) Guarantor's Statements. Not later than ___N/A___ days after and as end of ___N/A___ a financial statement prepared by Borrower and satisfactory to Bank, to include Personal Financial Statement and a copy of the prior year's Federal Tax Return;

         (c) Accounts Receivable Aging. Not later than ___20___days after and as of ___END OF EACH MONTH___ a list of Borrower's accounts receivable, aged from date of invoice. Bank may contact any account debtor to verify the amount or status of any account.

         (d) Accounts Payable Aging. Not later than ___20___ days after and as of ___END OF EACH MONTH___ a list of Borrower's accounts payable, aged from date of invoice.

3-  LOAN AGREEMENT

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         (e)  Customer List. Not later than ___N/A___ days after and as of
___N/A___ a list of names and addresses of Borrower's account debtors.

         (f) Other: ___NOT LATER THAN 20 DAYS AFTER AND AS OF END OF MONTH A COMPLETE INVENTOR REPORT___;

         (g)  Other: _______________________________________________________
_____________________________________________________________________________;

         (h) From time to time such other information as Bank may reasonably request.

           SECTION 4.4 EXISTENCE. Preserve and maintain its existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of governmental authorities.

           SECTION 4.5 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower's, including (without limitation) fire, public liability, property damage, and worker's compensation insurance, carried in companies and in amounts satisfactory to Bank; and Borrower shall deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

           SECTION 4.6 FACILITIES. Keep all of Borrower's properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's property shall be fully and efficiently preserved and maintained.

           SECTION 4.7 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments, real and personal property taxes, including Federal and state income taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise; provided provision is made to the satisfaction of Bank for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

           SECTION 4.8 LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower or properties of Borrower in excess of $ ___250,000.00___.

           SECTION 4.9 FINANCIAL CONDITION. Maintain Borrower's financial condition so as to comply with the following financial parameters:

    (a) Current Ratio. A ratio of total current assets to total current liabilities of not less than
    ___2:1___, measured at ___FISCAL YEAR END___.

    (b) Working Capital. The difference between total current assets and total current liabilities of not less than $___N/A___, measured at___N/A___.

    (c) Tangible Net Worth. A minimum tangible net worth of not less than $___425,000.00___, measured at ___FISCAL YEAR END___.

    (d) Debt-to-Tangible Net Worth. A ratio of total liabilities to tangible net worth of not more than ___1:1___, measured at
         ___FISCAL YEAR END___                   .

    (e)  Other.________________________________________________________.

    (f)  Other.________________________________________________________.

4-  LOAN AGREEMENT (Revolving Line)

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           SECTION 4.10  NOTICE TO BANK. Promptly give notice in writing to
Bank of (1) the occurrence of any Event of Default; (2) any change in name of Borrower, and in the case of an organization, any change in name, identity or corporate structure; or (3) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of the aggregate sum of $ 250,000.00 .

                           ARTICLE V  - NEGATIVE COVENANTS

         Borrower covenants that so long as Borrower is indebted to Bank under this Agreement, and until payment in full of the advances made pursuant to the Security And Loan Agreement or the Note issued hereunder, Borrower will not, without prior written consent of Bank:

           SECTION 5.1 USE OF FUNDS. Use any of the proceeds of the Loan except for the purposes stated in section 1.4.

           SECTION 5.2 CAPITAL EXPENDITURE LIMITATION. Make any additional investment in fixed assets in any one fiscal year in excess of the aggregate sum of $ 250,000.00 .

           SECTION 5.3 LEASE EXPENDITURES. Incur obligations for the lease or hire of real or personal property in any one fiscal year in excess of the aggregate sum of $ 250,000.00 .

           SECTION 5.4 OTHER INDEBTEDNESS. Create, incur or permit to exist any liabilities resulting from borrowings, loans or advances, whether secured or unsecured, except short-term borrowings from Bank and liabilities of Borrower to Bank for money borrowed hereunder in excess of the aggregate sum of $ N/A .

           SECTION 5.5 MERGER, CONSOLIDATION, SALE OF ASSETS. Merge into or consolidate with any corporation or other entity, or acquire all or substantially all of the assets of any other corporation or entity; or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets.

          SECTION 5.6 GUARANTEES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debt obligations of any other person or entity except as follows:___N/A___.

           SECTION 5.7 LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to, or investments in, any person or entity except as follows:
___N/A___.

           SECTION 5.8 DIVIDENDS, DISTRIBUTIONS. Declare or pay a dividend either in cash, stock or other property; or redeem, retire, purchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

           SECTION 5.9 COMPENSATION LIMITATION. Authorize increases in annual compensation (i.e., salaries, bonuses, dividends or other compensation) of any owner, partner, or stockholders of Borrower in amounts in excess of $ --- . Current aggregate compensation of principals of Borrower is:___N/A___.

                           ARTICLE VI  - EVENTS OF DEFAULT

           SECTION 6.1 In addition to Events of Default defined in the Security And Loan Agreement or the Note issued hereunder, the following shall constitute Events of Default:

         (a) Default by Borrower in any payment of principal or interest under the Note.

5-  LOAN AGREEMENT (Revolving Line)

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         (b)  Any representation or warranty made by Borrower hereunder shall prove to be incorrect in any material respect.

         (c) Default by Borrower in the performance of any other term, covenant or agreement contained herein or any instrument securing payment of the Note, which default is not cured within 20 days from its occurrence.

         (d) Default by Borrower under the terms of any agreement or instrument pursuant to which Borrower has borrowed money from any person.

         (e) The failure of Borrower promptly to pay and discharge any judgment or levy or other process within 20 days after its entry into public record, or at least 5 days prior to the time of any proposed sale under any such judgment or levy.

         (f) Borrower shall be adjudicated as bankrupt or insolvent or shall consent to or apply for the appointment of a receiver, trustee or liquidator of itself or any of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization or arrangement in a proceeding under any bankruptcy law, or Borrower or its directors or a majority of its stockholders shall take action to liquidate or dissolve Borrower or Borrower shall be the subject of an involuntary petition in bankruptcy or a receivership and such involuntary petition or receivership is not dismissed within thirty (30) days of commencement.

           SECTION 6.2 ACCELERATION. If an Event of Default shall occur, any indebtedness of Borrower under this Agreement or under the Security And Loan Agreement or the Note issued hereunder, any term of such instruments to the contrary notwithstanding, shall, at Bank's option and without notice, become immediately due and payable without presentment, notice or demand, all of which are hereby expressly waived by Borrower; and the obligation, if any, of the Bank to permit further borrowings hereunder shall immediately cease and terminate.

           SECTION 6.3 SET OFF. If an Event of Default shall occur, any indebtedness of Borrower under this Agreement or the Security And Loan Agreement or the Note issued hereunder, any term of such instruments to the contrary notwithstanding, shall be subject to the Bank's right of set off of any deposit accounts of Borrower, without presentment, notice or demand, all of which are expressly waived by Borrower.

                             ARTICLE VII  - MISCELLANEOUS

           SECTION 7.1 WAIVER. No delay or failure of Bank, or any holder of the Security And Loan Agreement or the Note, in exercising any right, power or privilege hereunder shall affect such right, power or privilege. The rights and remedies of Bank hereunder are cumulative and not exclusive. Any waiver, permit, consent or approval of any kind, including any of the foregoing granted with respect to Borrower breaches and defaults, whether single, partial or repeated, must be in writing and signed by holder of the Security And Loan Agreement or the Note to be enforceable against the holder of the Security And Loan Agreement or the Note.

           SECTION 7.2 NOTICES. All notices, requests and demands given to or made upon the respective parties shall be deemed to have been given or made when deposited in the mail, postage prepaid, and addressed as follows:

BORROWER:     R-B RUBBER PRODUCTS, INC.
         904 EAST 10TH AVENUE
         MCMINNVILLE, OREGON  97128


BANK:    Key Bank of Oregon, Mid-Valley CBC

6-  LOAN AGREEMENT (Revolving Line)

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         416 STATE STREET
         SALEM, OREGON  97301

           SECTION 7.3 ATTORNEYS' FEES. Borrower will reimburse Bank for all costs, expenses and reasonable attorneys' fees expended or incurred by Bank in enforcing this Agreement, in action for declaratory relief in any way related to this Agreement, or in collecting any sums which become due the Bank under the Security And Loan Agreement or the Note, including any actions taken in the context of bankruptcy proceedings and any appeals of any actions described in this section.

         SECTION 7.4 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Oregon.

         SECTION 7.5 WAIVER OF JURY TRIAL. IN THE EVENT ANY LITIGATION IS COMMENCED TO ENFORCE OR CONSTRUE THIS AGREEMENT, THEN BANK AND BORROWER EACH WAIVE THE RIGHT TO A JURY TRIAL IN SUCH PROCEEDINGS AND EACH AUTHORIZES THE OTHER TO SUBMIT A COUNTERPART OF THIS AGREEMENT TO THE COURT HAVING JURISDICTION OF SUCH PROCEEDINGS TO EVIDENCE THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

         SECTION 7.6 STATUTORY NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THAT BANK TO BE ENFORCEABLE.

         Executed on the day and year first hereinabove written.

BORROWER:                                   BANK:


R-B RUBBER PRODUCTS, INC.              KEY BANK OF OREGON
      (Name of Firm)


By:                                    By:

Name:  RONALD  L. BOGH            Name:  CHRIS BOHL
Title: PRESIDENT                  Title: VICE PRESIDENT



By:_______________________

Name:_____________________
Title:____________________


Taxpayer Identification Number:   93-0967413

7-  LOAN AGREEMENT (Revolving Line)